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As filed with the Securities and Exchange Commission on June 15, 2004

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Commonwealth of Massachusetts (State or Other Jurisdiction of Incorporation or Organization)	04-2976299 (I.R.S. Employer Identification No.)
Ten Post Office Square Boston, Massachusetts (Address of Principal Executive Offices)	02109 (Zip Code)

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
2004 STOCK OPTION AND INCENTIVE PLAN
(Full Title of the Plan)

Timothy L. Vaill
Chief Executive Officer
BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Ten Post Office Square
Boston, Massachusetts 02109
(617) 912-1900
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications should be sent to:
 William P. Mayer, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109-2881
(617) 570-1000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, par value $1.00 per share	4,000,000	$22.98	$91,920,000	$11,646.26

(1)
This registration statement relates to 4,000,000 shares of common stock, par value $1.00 per share, of Boston Private Financial Holdings, Inc. ("Common Stock") available for issuance under the Boston Private Financial Holdings, Inc. 2004 Stock Option and Incentive Plan (the "Plan"); plus such indeterminate number of additional shares of Common Stock as may be required pursuant to the Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plan or other similar event.

(2)
This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sales prices for a share of Common Stock on June 10, 2004, as reported on the Nasdaq National Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

        *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act, and the Introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        Incorporated by reference in this registration statement are the documents listed below, which have previously been filed by Boston Private Financial Holdings, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

  (a)
  Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 12, 2004;

  (b)
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 filed on May 10, 2004 and Current Reports on Form 8-K filed on January 26, 2004, February 3, 2004, February 18, 2004, April 12, 2004, and April 26, 2004; and

  (c)
  The description of the Registrant's Common Stock contained in the registration statement on Form SB-2 filed on August 30, 1993 (No. 033-68054), including all amendments and reports updating such description.

        All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        The Registrant is a Massachusetts corporation. Reference is made to Chapter 156B, Section 13 of the Massachusetts Business Corporation Law, or the MBCL, which enables a corporation in its original articles of organization or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (1) for any breach of the director's duty of loyalty to the corporation or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Sections 61 and 62 of the MBCL (providing for liability of directors for authorizing illegal distributions and for making loans to directors, officers and certain shareholders), or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant has adopted such provisions in Section 6.3 of Article 6 of its articles of organization.

        Reference also is made to Chapter 156B, Section 67 of the MBCL, which provides that a corporation may indemnify directors, officers, employees and other agents and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the articles of organization, a by-law adopted by the shareholders, or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Section 67, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan. No indemnification shall be provided, however, for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation, or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Section 6.3 of Article 6 of the Registrant's articles of organization provides for indemnification to the full extent permitted under Section 67.

        The Registrant and its directors and officers currently carry liability insurance.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

        The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this registration statement.

4.1	Restated Articles of Organization of the Registrant filed on May 23, 1994 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q (No. 000-17089) filed on August 14, 2001)
4.2
Articles of Amendment of the Registrant filed on April 22, 1998 (incorporated herein by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q (No. 000-17089) filed on August 14, 2001)
4.3
Articles of Amendment of the Registrant filed on November 20, 2001 (incorporated herein by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (No. 333-74106) filed on November 28, 2001)
4.4	By-laws of the Registrant, as amended on May 19, 1994, (incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K (No. 000-17089) filed on March 6, 2000)
4.5	Amendment to By-laws of the Registrant, dated April 18, 2002, (incorporated herein by reference to Exhibit 3.5 to the Registrant's Annual Report on Form 10-K (No. 000-17089) filed on March 7, 2003)
*5.1	Legal opinion of Goodwin Procter LLP
*23.1	Consent of KPMG LLP, as independent registered accounting firm
23.2	Consent of Goodwin Procter LLP (contained in Exhibit 5.1 hereto)
24.1	Powers of Attorney (included in the signatory page to this registration statement)
99.1
Boston Private Financial Holdings, Inc. 2004 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit B to the Registrant's Proxy Statement on Schedule 14A (No. 000-17089) filed on March 15, 2004)

*
Filed herewith

Item 9. Undertakings

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 15th day of June, 2004.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
By:	/s/ TIMOTHY L. VAILL Timothy L. Vaill Chief Executive Officer (Principal Executive Officer)

POWERS OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Boston Private Financial Holdings, Inc., hereby severally constitute Timothy L. Vaill and Walter M. Pressey and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Boston Private Financial Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY L. VAILL Timothy L. Vaill	Director, Chairman of the Board of Directors and Chief Executive Officer	June 15, 2004
/s/ WALTER M. PRESSEY Walter M. Pressey	Director, President and Chief Financial Officer (Principal Financial Officer)	June 15, 2004
/s/ HERBERT S. ALEXANDER Herbert S. Alexander	Director	June 15, 2004
/s/ ARTHUR J. BAUERNFEIND Arthur J. Bauernfeind	Director	May 28, 2004

/s/ PETER C. BENNETT Peter C. Bennett	Director	June 15, 2004
/s/ EUGENE S. COLANGELO Eugene S. Colangelo	Director	June 1, 2004
/s/ HAROLD A. FICK Harold A. Fick	Director	June 15, 2004
/s/ KATHLEEN M. GRAVELINE Kathleen M. Graveline	Director	June 15, 2004
/s/ LYNN THOMPSON HOFFMAN Lynn Thompson Hoffman	Director	June 15, 2004
/s/ RICHARD I. MORRIS, JR. Richard I. Morris, Jr.	Director	June 9, 2004
/s/ ALLEN L. SINAI Allen L. Sinai	Director	June 15, 2004
/s/ RICHARD N. THIELEN Richard N. Thielen	Director	June 2, 2004
/s/ WILLIAM H. MORTON William H. Morton	Controller and Treasurer (Principal Accounting Officer)	June 3, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Articles of Organization of the Registrant filed on May 23, 1994 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q (No. 000-17089) filed on August 14, 2001)
4.2
Articles of Amendment of the Registrant filed on April 22, 1998 (incorporated herein by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q (No. 000-17089) filed on August 14, 2001)
4.3
Articles of Amendment of the Registrant filed on November 20, 2001 (incorporated herein by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (No. 333-74106) filed on November 28, 2001)
4.4	By-laws of the Registrant, as amended on May 19, 1994, (incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K (No. 000-17089) filed on March 6, 2000)
4.5	Amendment to By-laws of the Registrant, dated April 18, 2002, (incorporated herein by reference to Exhibit 3.5 to the Registrant's Annual Report on Form 10-K (No. 000-17089) filed on March 7, 2003)
*5.1	Legal opinion of Goodwin Procter LLP
*23.1	Consent of KPMG LLP, as independent registered accounting firm
23.2	Consent of Goodwin Procter LLP (contained in Exhibit 5.1 hereto)
24.1	Powers of Attorney (included in the signatory page to this registration statement)
99.1
Boston Private Financial Holdings, Inc. 2004 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit B to the Registrant's Proxy Statement on Schedule 14A (No. 000-17089) filed on March 15, 2004)

*
Filed herewith

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information
  Item 2. Registrant Information and Employee Plan Annual Information
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX